UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

Penford Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11488	91-1221360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7094 South Revere Parkway,

Centennial, Colorado 80112-3932

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) 303-649-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into Material Definitive Agreement.

On July 9, 2012, in connection with the redemption of preferred stock described under Item 8.01 below, the Company entered into a $130 million Fourth Amended and Restated Credit Agreement dated July 9, 2012 (the “2012 Agreement”). The 2012 Agreement replaced the Company’s $60 million Third Amended and Restated Credit Agreement dated April 7, 2010.

The 2012 Agreement is among the Company, certain of its subsidiary companies, and the following banks: Bank of Montreal, as Administrative Agent; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland” New York Branch, as Syndication Agent; JPMorgan Chase, N.A. and KeyBank National Association, as Co-Documentation Agents; and First Midwest Bank; Bank of America National Association; Greenstone Farm Credit Services, ACA; and Private Bank and Trust Company.

Under the 2012 Agreement, the Company may borrow up to $130 million in revolving lines of credit. The revolving credit commitment may be increased under certain conditions. The maturity date for the revolving loans under the 2012 Agreement is July 9, 2017, and there are no scheduled principal payments prior to maturity.

Interest rates under the 2012 Agreement are generally based on LIBOR or the prime rate, plus an interest rate margin. The interest rate margin ranges between 1% and 4%, depending upon the Company’s Total Leverage Ratio (as defined in the 2012 Agreement).

The 2012 Agreement provides that the Total Leverage Ratio may not exceed 3.75 through November 30, 2012; 3.50 through November 30, 2013; 3.25 through May 31, 2014; and 3.0 thereafter. In addition, the Company must maintain a Fixed Charge Coverage Ratio (as defined in the 2012 Agreement) of not less than 1.35. Annual capital expenditures are restricted to $15 million beginning in the Company’s fiscal year 2013 if the Total Leverage Ratio is greater than 2.50 for two consecutive fiscal quarters.

The Company’s obligations under the 2012 Agreement are secured by substantially all of the Company’s assets.

A copy of the 2012 Agreement is attached hereto as Exhibit 10.1 to this Report on Form 8-K. The foregoing summary of the 2012 Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 2.02	Results of Operations and Financial Condition.

On July 10, 2012, the Company issued a press release reporting its financial results for the three- and nine-month periods ended May 31, 2012. A copy of the press release containing this information is furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01:	Other Events.

On July 9, 2012, the Company redeemed the balance of the outstanding shares of its 15% Series A Cumulative Non-Voting, Non-Convertible Preferred Stock at an aggregate redemption price equal to the original issue price of $23.5 million plus accrued dividends of $5.4 million. The Company funded this redemption by drawing under the 2012 Agreement.

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement dated July 9, 2012 among the Company, certain of its subsidiary companies, and the following banks; Bank of Montreal, as Administrative Agent; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland” New York Branch, as Syndication Agent; JPMorgan Chase, N.A. and KeyBank National Association, as Co-Documentation Agents; First Midwest Bank; Bank of America National Association; Greenstone Farm Credit Services, ACA; and Private Bank and Trust Company.

99.1	Press Release dated July 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penford Corporation (Registrant)

July 11, 2012	/s/ Steven O. Cordier
Steven O. Cordier Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement dated July 9, 2012 among the Company, certain of its subsidiary companies, and the following banks: Bank of Montreal, as Administrative Agent; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland” New York Branch, as Syndication Agent; JPMorgan Chase, N.A. and KeyBank National Association, as Co-Documentation Agents; and First Midwest Bank; Bank of America National Association; Greenstone Farm Credit Services, ACA; and Private Bank and Trust Company.

99.1	Press Release dated July 10, 2012

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